UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 3, 2005

AmeriGas Partners, L.P.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-13692	23-2787918
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

460 No. Gulph Road, King of Prussia, Pennsylvania		19406
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	610 337-7000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 1.01. Entry into a Material Definitive Agreement.

At 5:00 P.M. on May 2, 2005, the tender offer and consent solicitation of AmeriGas Partners, L.P. (the "Partnership) for its outstanding 8.875% Series B Senior Notes due 2011 (the "Notes") expired. The Partnership accepted for purchase all of the approximately $373 million aggregate principal amount of Notes tendered, representing 96% of the total principal amount outstanding. Approximately $14.6 million aggregate principal amount of Notes remain outstanding.

As a result of the receipt of the requisite amount of consents in connection with the Partnership’s Offer to Purchase and Consent Solicitation Statement, dated April 4, 2005, the Partnership and AP Eagle Finance Corp., a Delaware corporation (the "Co-Issuer," and together with the Partnership, the "Issuers"), have amended the Indenture relating to the Notes (the "Original Indenture"), which was dated August 21, 2001, by and among the Issuers and First Union National Bank, as trustee, with a Fifth Supplemental Indenture, dated April 13, 2005, by and among the Issuers and Wachovia Bank, National Association (as successor to First Union National Bank), as trustee (the "Trustee") (the "Supplemental Indenture"). The Supplemental Indenture became effective upon acceptance of the Notes for purchase on May 3, 2005 and it eliminates substantially all of the restrictive covenants in the Original Indenture, including limitations on incurring indebtedness, entering into sale and leaseback transactions, providing liens, making distributions, restrictions affecting the making of dividends and other payments by the Partnership’s subsidiaries, and selling certain assets or merging with or into other companies.

The Partnership is filing the Supplemental Indenture as Exhibit 4.1 to this Form 8-K. The description of the terms of the Supplemental Indenture in this Item 1.01 is qualified in its entirety by reference to such Exhibit.

Item 9.01. Financial Statements and Exhibits.

(c)

4.1 Fifth Supplemental Indenture, dated April 13, 2005, by and among the Issuers and the Trustee

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AmeriGas Partners, L.P.

May 9, 2005	By:	Margaret M. Calabrese

Name: Margaret M. Calabrese
Title: Assistant Secretary of AmeriGas Propane, Inc., the General Partner of AmeriGas Partners, L.P.

Top of the Form

Exhibit Index

Exhibit No.	Description

4.1	Fifth Supplemental Indenture, dated April 13, 2005, by and among the Issuers and the Trustee